SPHERIX
INTELLECTUAL PROPERTY



Investor Relations Presentation
June 2013

Safe Harbor Statement

This presentation and other written or oral statements made from time to time by representatives of Spherix Incorporated ("SPEX") contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements reflect the current view about future events. Statements that are not historical in nature, and which may be identified by the use of words like "expects," "assumes," "projects," "anticipates," "estimates," "we believe," "could be," "future" or the negative of these terms and other words of similar meaning, are forward-looking statements. Forward-looking statements are based on management's current expectations and assumptions regarding our business, the economy and other future conditions and are subject to inherent risks, uncertainties and changes of circumstances that are difficult to predict and may cause actual results to differ materially from those contemplated or expressed. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Safe Harbor Statement

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company's filings with the SEC including the Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 4, 2013 and each subsequently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K.

Important factors that could cause actual results to differ materially from those in the forward looking statements include: a continued decline in general economic conditions nationally and internationally; decreased demand for our products and services; the ability to protect our intellectual property rights; impact of any litigation or infringement actions brought against us; competition from other providers and products; risks in product development; inability to raise capital to fund continuing operations; changes in government regulation, the ability to complete customer transactions and capital raising transactions. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Presentation Outline

- Spherix Overview
- The Patent Market
- Our Strategy
- Our Management
- Our Track Record
- The Opportunity

Spherix IR Presentation-Overview

- Spherix has launched a broad Intellectual Property ("IP") monetization initiative adding to its drug development and patenting expertise.
- Spherix identifies undervalued IP assets held by individuals, universities and corporations.
- Spherix monetizes the undervalued assets while supporting product innovation.
- Spherix seeks to recover value for shareholders through licensing and enforcement.

Spherix IR Presentation-Overview

- Over 200 Patents to be acquired
- Experienced Management
- Large Pipeline of IP
- Industry Agnostic

SPHERIX
INTELLECTUAL PROPERTY

Multiple Revenue Streams

- Licensing
- Enforcing
- Partnering
- Supporting

Why Spherix/Why Now

Spherix offers our shareholders opportunities to benefit from many "shots on goal" offering results from manifold investments across a broad range of industries – this portfolio diversification approach permits valuing our overall company from the multitude of investments to be made by our portfolio managers acquiring interests in diverse and disparate potential income streams.

For our shareholders:

- We believe Spherix is an opportunity to participate in the growing patent monetization sector with a single investment that provides a diversified interest in numerous portfolios with a multitude of cash flow potentials.
- Patent monetization is uncorrelated to any known market trends and provides diversification from traditional cyclical investments.
- Patent monetization is an unregulated industry sector.
- We support innovation and help to foster and grow the next generation of innovators who are leading the country's technology revolution.
- We are on the leading edge of a developing market trend based on the law and constitution that is launching the largest transfer of technology in history.

For Inventors and Struggling Innovators

We strive to be true partners:

- We provide expert analysis and structuring to transform undervalued, underutilized assets into revenue.
- Often patent assets are a hidden balance sheet "gems" with no value on the balance sheet of the owning company.
- We creatively structure risk and reward value sharing arrangements that provide both financial support and technical expertise and analysis.
- We bolster inventor rights and remedies.

The Patent Market

Patent monetization is multibillion dollar a year industry, and growing. Recent patent transactions show explosive growth in the patent market. For example:

- Google's $12.5B purchase of the Motorola Mobility Patent Portfolio.
- Nortel's $4.5B sale of its patents to consortium including Apple, RIM, Microsoft, Sony and others.
- AOL's $1B sale of 800 patents to Microsoft and Microsoft's subsequent resale of a portion of those patents to Facebook for $550MM.
- Vringo's $22MM purchase of Nokia patents.

The Patent Market

We believe the unprecedented transfer of patents is being driven by two main factors:

1) Companies like Google and Facebook have billions of dollars in cash, but nascent patent portfolios, which makes them targets for older technology companies with large patent portfolios. For example:
    - Companies worth $1T are suing Google over its Android operating system.[1]
    - Yahoo! suit against Facebook alleging infringement of ten (10) patents.[2]

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[1] Foss On Patents http://www.fosspatents.com/2012/07/companies-worth-1-trillion-are-suing.html

[2] Ehrlichm, "Hedging your intellectual property bets", Intellectual Property Magazine, May 2012,

The Patent Market

We believe the unprecedented transfer of patents is being driven by two main factors:

2) Companies are using patent litigation to gain a market advantage. See:

- Apple's use of patent infringement as basis for attempted importation ban on 29 new HTC devices.[1]
- Apple's use of patent infringement as a basis for attempted importation ban on Samsung phones and tablets.[2]
- Google's use of patent infringement as a basis for attempted importation ban on Microsoft's Xbox.[3]
- Microsoft's use of patent infringement as basis to ban use of group scheduling feature on Google's Android operating system.[4]

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[1][2][3][4]: See pin citations on End Note Slide.

The Patent Market

- In addition to the multi-billion dollar size of the patent transaction market, there is the $110B patent licensing market.[1] Patent licensing involves selling companies the right to use the technology covered by a patent. If a company is using the technology covered by a patent without compensating the patent owner, the patent owner can bring a patent infringement lawsuit against the infringing company and extract a license through litigation.

- Patent licensing revenue is expected to grow to be $500B by 2015.[1]

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[1] Intellectual Asset Management September/October 2010

The Opportunity

The Patent Market provides opportunities we believe are not found in other markets:

- No correlation between the patent market and the securities market.[1]
- Patent transactions are not regulated by any government agency.[1]
- No centralized market to buy or sell patents leads to asymmetric information flow.[1]
- Price terms of patent transactions are not public record.[1]

[1] Hagiu and Yoffie, "The New Patent Intermediaries", Northwestern Law Fifth Annual Conference on Entrepreneurship and Innovation 2012.

The Strategy

Spherix seeks the following monetization strategies:

- Patent Licensing: Purchase undervalued patents, or create Joint Ventures with patent holders, and then license the patents to infringing companies. This includes the management and supervision of patent licensing programs.

- Price Arbitrage: Purchasing undervalued patents directly from foreign and domestic sources and resell those patents to take advantage of asymmetric information flow. Also purchase undervalued IP out of bankruptcy or other distressed sources.

Case Study A

Patent Licensing:

In an example of patent licensing, IP was monetized through a litigation enhanced licensing program. Management identified undervalued IP in the DSL communication space that was being spun off by an operating company who was divesting that line of business. An analysis of the portfolio showed that the most value could be extracted by licensing the patents to infringing companies. Over a two (2) year period, an aggressive licensing program was pursued. The licensing program involved litigation in multiple jurisdictions, against some of the largest names in the telecommunications industry. At the conclusion of the litigation program, the effort realized a “pure return/gross return” of 495%.

Please see End Note Disclaimer.

Case Study B

Patent Arbitrage:

Through connections with investment bankers a patent portfolio held by a company on the verge of bankruptcy was identified. The large patent portfolio of 70+ patents and patent applications provided world wide patent coverage in the cosmetic laser space.

The purchaser created a "special investment vehicle" to purchase and resell the IP portfolio. The special investment vehicle raised $625,000.00 from investors to purchase the patents and then borrowed another $200,000.00 to maintain and rehabilitate the portfolio. The inventor, industry experts, and the world's largest patent broker cooperated to effectuate a sale of the entire portfolio in nine (9) months, for $5,000,000.

Please see End Note Disclaimer.

Case Study C

Distressed IP Investing:

An undervalued patent portfolio in the on-line gambling space was identified. The patent portfolio was in bankruptcy, as a result of the patent owner corporation filing for re-organization. Unable to support any effort to protect its inventions, a purchase was arranged of the patent portfolio for $150,000.00, plus an additional 10% backend interest for bankrupt company helping to settle creditor and other claims. Following expenditure of an additional $200,000.00 after one year an offer from a major online gaming company for $1.35MM, or a 385% return, was obtained.

Please see End Note Disclaimer.

The Strategy

Spherix Uses Rigorous Vetting Prior to Investment:

- Spherix intends to evaluate over 50 potential patent investment opportunities per year. Our initial review narrows the opportunities based on size, cost, and technology area.
- Next, Spherix uses patent vetting services to narrow the list further, to what it views as high value investments.
- Spherix then may have the potential investments vetted by leading industry experts, some of whom are qualified to offer expert testimony in U.S. patent cases.
- As a result, Spherix narrows the investment opportunities to those it will have a high comfort level in.



Our Management



Anthony Hayes, Chief Executive Officer (expected August 2013)

Anthony C. Hayes is an attorney and former partner of Nelson Mullins Riley & Scarborough LLP, an AMLaw 100 firm. Mr. Hayes has successfully monetized patents through a wide variety of monetization methods, including price arbitrage and litigation licensing brought against companies such as Cisco, Broadcom, Nokia, Ericsson, Tellabs, and Alcatel-Lucent. Mr. Hayes has received national recognition during his legal career, including: Special recognition by President George W. Bush, American Board of Trial Advocates Young Lawyer of the Year; and City of Columbia "20 Under 40."

Mr. Hayes earned a Juris Doctor from Tulane University School of Law in 1995 and his B.A. in Economics from Mary Washington College in Fredericksburg, Virginia in 1990.



Richard Goldstein, Vice President, Finance

Richard Goldstein brings nearly thirty years of public market experience, as well as serving in a number of senior management roles throughout his career. He has spent the previous six years as managing director at Havens Advisors, LLC, a global event-driven hedge fund.

Richard received a B.A. from the George Washington University and a M.Ed. from Temple University in Philadelphia.

The Spherix Opportunity

- Spherix management has a proven track record of delivering high returns in patent licensing.
- Spherix management has a proven track record of delivering high returns in patent price arbitrage.
- Spherix management has a proven track record in distressed IP investing.
- Spherix provides an opportunity to access the track record of seasoned patent monetization professionals to invest in a new and emerging asset class of uncorrelated, unregulated investment opportunities through a single investment vehicle.

Contact Information

For additional information, please contact:

Richard Goldstein
7927 Jones Branch Drive #3125
Tysons Corner, VA 22102
Tel.: (703) 992-9260
Fax: (703) 992-9348

Potential Risks

- Patents are illiquid investments and not readily tradable. Once an investment in IP is made, it may take years to sell or monetize the IP.
- Success may take years to realize, this is a long term investment.
- Spherix's long term goal is a diversified investment model, but Spherix may start with concentrated investments and work to become more diversified as time goes on.

End Notes

Sources:

[1] Foss Patents, Dec 19,2011, Apple wins ITC ruling of narrow technical scope against HTC.

[2] Lance Whitney, June 8, 2012, Apple may seek U.S. ban of Samsung Galaxy S III today, www.cnet.com

[3] Steven Musil, May 22,2012, ITC judge recommend banning Xbox imports, www.cnet.com

[4] Foss Patents, July 17, 2012, Google's Motorola Mobility must remove scheduling feature to import devices into U.S.